PagerDuty Announces First Quarter Fiscal 2023 Financial Results

First quarter revenue increased 34% year over year to $85.4 million
First quarter GAAP operating loss of $32.5 million, non-GAAP operating loss of $2.3 million

SAN FRANCISCO – (BUSINESS WIRE) – June 2, 2022 – PagerDuty, Inc. (NYSE:PD), a leader in digital operations management, today announced financial results for the first quarter of fiscal 2023, ended April 30, 2022.
“PagerDuty revenue accelerated in Q1, growing 34% year over year in a sustained demand environment, even as we continue to improve our operating leverage. Our Operations Cloud combines Incident Response, AIOps and Automation to orchestrate and resolve mission critical, time sensitive interrupt work, servicing a large Digital Operations TAM as companies strive for efficiency and productivity,” said Jennifer Tejada, Chairperson and CEO at PagerDuty. “Our teams' dedication to empowering customer success led to continued customer loyalty and expansion while our innovation drives enterprise and mid-market strength. We remain committed to profitability in Q4 FY23 and for the full year FY24. We are confident in our ability to execute and are raising our full year top and bottom line guidance.”

First Quarter Fiscal 2023 Financial Highlights

•Revenue was $85.4 million, an increase of 34.3% year over year.
•GAAP operating loss was $32.5 million; GAAP operating margin of negative 38.0%.
•Non-GAAP operating loss was $2.3 million; non-GAAP operating margin of negative 2.7%.
•GAAP net loss per share was $0.38; non-GAAP net loss per share was $0.04.
•Operating cash flow was $(3.0) million, with free cash flow of $(5.8) million.
•Cash, cash equivalents and current investments were $467.5 million as of April 30, 2022.
The section titled “Non-GAAP Financial Measures” below contains a description of the non-GAAP financial measures and reconciliations between historical GAAP and non-GAAP information.

First Quarter and Recent Highlights

•Total paid customers of 15,040 as of April 30, 2022, compared to 13,918 in the year ago period.
•Customers with annual recurring revenue over $100,000 was 655 as of April 30, 2022, compared to 458 in the year ago period.
•Dollar-based net retention rate of 126% as of April 30, 2022, compared to 121% in the year ago period.
•International revenue was 24% of total revenue as of April 30, 2022, compared to 25% in the year ago period.
•Released New Products for Automating IT Processes in the Cloud and at Higher Scale.
•Appointed Shelley Webb as Senior Vice President, General Counsel, and Katherine Post Calvert as Chief Marketing Officer.
•Published the second annual Impact Report.
•Completed the acquisition of Catalytic, Inc.
•Featured case study: SailPoint.
•Lands and Expands include: DocuSign, Cisco Systems, Genentech, Mattel, Shopify, and World Market.

Financial Outlook

For the second quarter of fiscal 2023, PagerDuty currently expects:

•Total revenue of $87.0 million - $89.0 million, representing a growth rate of 29% - 32% year over year
•Non-GAAP net loss per share of $0.09 - $0.08 assuming approximately 88 million shares

For the full fiscal year 2023, PagerDuty currently expects:

•Total revenue of $364.0 million - $369.0 million, representing a growth rate of 29% - 31% year over year
•Non-GAAP net loss per share of $0.21 - $0.17 assuming approximately 89 million shares

These statements are forward-looking and actual results may differ materially. Please refer to the Forward-Looking Statements section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

PagerDuty has not reconciled its expectations as to non-GAAP net loss per share to GAAP net loss per share because certain items are out of its control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-GAAP net loss per share is not available without unreasonable effort.

Conference Call Information:

PagerDuty will host a conference call and live webcast for analysts and investors at 2:00 p.m. Pacific Time on June 2, 2022. This news release with the financial results will be accessible from PagerDuty’s website at investor.pagerduty.com prior to the conference call. A live webcast of the conference call will be accessible from the PagerDuty investor relations website at investor.pagerduty.com.

Supplemental Financial and Other Information:

Supplemental financial and other information can be accessed through PagerDuty’s investor relations website at investor.pagerduty.com. PagerDuty uses the investor relations section on its website as the means of complying with its disclosure obligations under Regulation FD. Accordingly, we recommend that investors monitor PagerDuty’s investor relations website in addition to following PagerDuty’s press releases, SEC filings, social media, including PagerDuty’s LinkedIn account (https://www.linkedin.com/company/482819), Twitter account (twitter.com/pagerduty), the Twitter account @jenntejada and Facebook page (facebook.com/pagerduty), and public conference calls and webcasts.

Non-GAAP Financial Measures:

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, and free cash flow.

PagerDuty believes that non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance and can assist in comparisons with other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in PagerDuty’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by PagerDuty’s management about which expenses and income are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each historical non-GAAP financial measure to the most directly comparable financial measure presented in accordance with GAAP.

Specifically, PagerDuty excludes the following from its historical and prospective non-GAAP financial measures, as applicable:

Stock-based Compensation: PagerDuty utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Employer Taxes Related to Employee Stock Transactions: PagerDuty views the amount of employer taxes related to its employee stock transactions as an expense that is dependent on its stock price, employee exercise and other award disposition activity, and other factors that are beyond PagerDuty’s control. As a result, employer taxes related to employee stock transactions vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of Acquired Intangible Assets: PagerDuty views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-Related Expenses: PagerDuty views acquisition-related expenses, such as transaction costs, acquisition-related retention payments, and acquisition-related asset impairment, as events that are not necessarily reflective of operational performance during a period. In particular, PagerDuty believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Amortization of Debt Issuance Costs: The imputed interest rate of the Convertible Senior Notes (the "Notes") was approximately 1.93%. This is a result of the debt issuance costs, which reduce the carrying value of the convertible debt instruments. The debt issuance costs are amortized as interest expense. The expense for the amortization of the debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.

Acquisition-Related Income Tax Benefit: PagerDuty views acquisition-related income tax benefits as events that are not necessarily reflective of operational performance during a period. In particular, PagerDuty believes the consideration of measures that exclude such benefits can assist in the comparison of operational performance in different periods which may or may not include such benefits.

PagerDuty defines non-GAAP operating loss as GAAP loss from operations excluding stock-based compensation expense, employer taxes related to employee stock transactions, amortization of acquired intangible assets, and acquisition-related expenses. PagerDuty defines non-GAAP net loss (which is used in calculating non-GAAP net loss per share) as GAAP net loss excluding amortization of debt issuance costs and debt discount, stock-based compensation expense, employer taxes related to employee stock transactions, amortization of acquired intangible assets, acquisition-related expenses, and acquisition-related income tax benefits. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in PagerDuty’s business and an important part of its compensation strategy.

PagerDuty defines free cash flow as net cash provided by (used in) operating activities, less cash used for purchases of property and equipment and capitalized internal-use software. In addition to the reasons stated above, PagerDuty believes that free cash flow is useful to investors as a liquidity measure because it measures PagerDuty’s ability to generate or use cash in excess of its capital investments in property and equipment to strengthen its balance sheet and further invest in its business and potential strategic initiatives. PagerDuty uses free cash flow in conjunction with traditional GAAP measures as part of its overall assessment of its liquidity, including the preparation of PagerDuty’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies, and to assess its liquidity.

There are a number of limitations related to the use of free cash flow as compared to net cash provided by (used in) operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

PagerDuty encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate PagerDuty’s business.

Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our future financial performance and outlook and market positioning. Words such as “expect,” “extend,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “accelerate,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks and other factors detailed in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 17, 2022. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2022 and other filings and reports that we may file from time to time with the SEC. In particular, the following risks and uncertainties, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the effect of uncertainties related to the COVID-19 pandemic on U.S. and global markets, our business, operations, revenue results, cash flow, operating expenses, demand for our solutions, sales cycles, customer retention and our customers’ businesses; our ability to achieve and maintain future profitability; our ability to attract new customers and retain and sell additional functionality and services to our existing customers; our ability to sustain and manage our growth; our dependence on revenue from a single product; our ability to compete effectively in an increasingly competitive market; and general global market, political, economic, and business conditions.

Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

About PagerDuty

PagerDuty, Inc. (NYSE:PD) is a leader in digital operations management. In an always-on world, organizations of all sizes trust PagerDuty to help them deliver a perfect digital experience to their customers, every time. Teams use PagerDuty to identify issues and opportunities in real time and bring together the right people to fix problems faster and prevent them in the future. Notable customers include Cisco, DocuSign, DoorDash, Electronic Arts, Genentech, Shopify, Zoom and more. To learn more and try PagerDuty for free, visit www.pagerduty.com. Follow our blog and connect with us on Twitter, LinkedIn, YouTube and Facebook. We’re also hiring, visit https://www.pagerduty.com/careers/ to learn more.

Investor Relations Contact:
Tony Righetti
investor@pagerduty.com

PagerDuty, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2022	2021
Revenue	$85,371	$63,591
Cost of revenue(1)	15,716	10,418
Gross profit	69,655	53,173
Operating expenses:
Research and development(1)	31,289	20,599
Sales and marketing(1)	45,552	37,234
General and administrative(1)	25,271	16,578
Total operating expenses	102,112	74,411
Loss from operations	(32,457)	(21,238)
Interest income	548	818
Interest expense	(1,325)	(1,317)
Other expense, net	(790)	(616)
Loss before benefit from (provision for) income taxes	(34,024)	(22,353)
Benefit (provision for) from income taxes	1,204	(205)
Net loss	$(32,820)	$(22,558)
Other comprehensive loss
Unrealized loss on investments	(848)	(204)
Total comprehensive loss	$(33,668)	$(22,762)
Net loss per share, basic and diluted	$(0.38)	$(0.27)
Weighted-average shares used in calculating net loss per share, basic and diluted	87,127	82,915
(1) Includes stock-based compensation expense as follows:

	Three Months Ended April 30,
	2022	2021
Cost of revenue	$1,224	$676
Research and development	8,675	4,440
Sales and marketing	6,381	3,954
General and administrative	8,629	4,542
Total	$24,909	$13,612

PagerDuty, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of April 30, 2022	As of January 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$273,859	$349,785
Investments	193,600	193,571
Accounts receivable, net of allowance for doubtful accounts of $2,340 and $1,809 as of April 30, 2022 and January 31, 2022, respectively	60,114	75,279
Deferred contract costs, current	17,060	16,672
Prepaid expenses and other current assets	13,284	9,777
Total current assets	557,917	645,084
Property and equipment, net	17,946	18,229
Deferred contract costs, non-current	26,304	26,159
Lease right-of-use assets	19,082	20,227
Goodwill	119,262	72,126
Intangible assets, net	43,092	23,133
Other assets	1,092	1,490
Total assets	$784,695	$806,448
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,320	$9,505
Accrued expenses and other current liabilities	14,195	13,640
Accrued compensation	27,769	35,327
Deferred revenue, current	162,893	162,881
Lease liabilities, current	5,741	5,637
Total current liabilities	219,918	226,990
Convertible senior notes, net	281,515	281,069
Deferred revenue, non-current	4,416	7,343
Lease liabilities, non-current	19,415	20,912
Other liabilities	3,273	3,159
Total liabilities	528,537	539,473
Stockholders’ equity:
Common stock	—	—
Additional paid-in-capital	639,318	616,467
Accumulated other comprehensive loss	(1,517)	(669)
Accumulated deficit	(381,643)	(348,823)
Total stockholders’ equity	256,158	266,975
Total liabilities and stockholders’ equity	$784,695	$806,448

PagerDuty, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2022	2021
Cash flows from operating activities
Net loss	$(32,820)	$(22,558)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	3,591	1,972
Amortization of deferred contract costs	4,465	3,250
Amortization of debt issuance costs	447	438
Stock-based compensation	24,909	13,612
Non-cash lease expense	1,145	1,097
Tax benefit related to release of valuation allowance	(1,330)	—
Other	1,754	803
Changes in operating assets and liabilities:
Accounts receivable	15,262	17,365
Deferred contract costs	(4,998)	(3,732)
Prepaid expenses and other assets	(1,991)	(1,573)
Accounts payable	57	(1,564)
Accrued expenses and other liabilities	(634)	1,932
Accrued compensation	(7,678)	(4,411)
Deferred revenue	(3,771)	(3,916)
Lease liabilities	(1,393)	(1,136)
Net cash (used in) provided by operating activities	(2,985)	1,579
Cash flows from investing activities
Purchases of property and equipment	(2,078)	(927)
Capitalization of internal-use software costs	(772)	(1,002)
Business acquisition, net of cash acquired	(66,262)	(160)
Purchases of available-for-sale investments	(41,685)	(77,531)
Proceeds from maturities of available-for-sale investments	40,440	67,004
Net cash used in investing activities	(70,357)	(12,616)
Cash flows from financing activities
Proceeds from issuance of common stock upon exercise of stock options	3,586	2,834
Employee payroll taxes paid related to net share settlement of restricted stock units	(6,170)	(4,930)
Net cash used in financing activities	(2,584)	(2,096)
Net decrease in cash, cash equivalents, and restricted cash	(75,926)	(13,133)
Cash, cash equivalents, and restricted cash at beginning of period	349,785	339,166
Cash, cash equivalents, and restricted cash at end of period	$273,859	$326,033

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Data
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended April 30,
	2022	2021
Reconciliation of gross profit and gross margin
GAAP gross profit	$69,655	$53,173
Plus: Stock-based compensation	1,224	676
Plus: Employer taxes related to employee stock transactions	7	26
Plus: Amortization of acquired intangible assets	1,209	280
Non-GAAP gross profit	$72,095	$54,155
GAAP gross margin	81.6%	83.6%
Non-GAAP adjustments	2.8%	1.6%
Non-GAAP gross margin	84.4%	85.2%

Reconciliation of operating expenses
GAAP research and development	$31,289	$20,599
Less: Stock-based compensation	(8,675)	(4,440)
Less: Employer taxes related to employee stock transactions	(181)	(198)
Less: Acquisition-related expenses	(1,471)	(449)
Non-GAAP research and development	$20,962	$15,512

GAAP sales and marketing	$45,552	$37,234
Less: Stock-based compensation	(6,381)	(3,954)
Less: Employer taxes related to employee stock transactions	(175)	(201)
Less: Amortization of acquired intangible assets	(633)	(595)
Non-GAAP sales and marketing	$38,363	$32,484

GAAP general and administrative	$25,271	$16,578
Less: Stock-based compensation	(8,629)	(4,542)
Less: Employer taxes related to employee stock transactions	(289)	(256)
Less: Acquisition-related expenses	(1,282)	(10)
Non-GAAP general and administrative	$15,071	$11,770

Reconciliation of operating loss and operating margin
GAAP operating loss	$(32,457)	$(21,238)
Plus: Stock-based compensation	24,909	13,612
Plus: Employer taxes related to employee stock transactions	652	681
Plus: Amortization of acquired intangible assets	1,842	875
Plus: Acquisition-related expenses	2,753	459
Non-GAAP operating loss	$(2,301)	$(5,611)
GAAP operating margin	(38.0)%	(33.4)%
Non-GAAP adjustments	35.3%	24.6%
Non-GAAP operating margin	(2.7)%	(8.8)%

Reconciliation of net loss
GAAP net loss	$(32,820)	$(22,558)
Plus: Stock-based compensation	24,909	13,612
Plus: Employer taxes related to employee stock transactions	652	681
Plus: Amortization of debt discount and issuance costs	447	438
Plus: Amortization of acquired intangible assets	1,842	875
Plus: Acquisition-related expenses	2,753	459
Less: Tax benefit associated with acquisition	$(1,330)	$—
Non-GAAP net loss	$(3,547)	$(6,493)

Reconciliation of net loss per share, basic and diluted
GAAP net loss per share, basic and diluted	$(0.38)	$(0.27)
Non-GAAP adjustments to net loss	0.34	0.19
Non-GAAP net loss per share, basic and diluted	$(0.04)	$(0.08)

Weighted-average shares used in calculating net loss per share, basic and diluted	87,127	82,915
Note: Certain figures may not sum due to rounding.

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

Free Cash Flow

	Three Months Ended April 30,
	2022	2021
Net cash (used in) provided by operating activities	$(2,985)	$1,579
Less:
Purchases of property and equipment	(2,078)	(927)
Capitalization of internal-use software costs	(772)	(1,002)
Free cash flow	$(5,835)	$(350)
Net cash used in investing activities	$(70,357)	$(12,616)
Net cash used in financing activities	$(2,584)	$(2,096)
Free cash flow margin	(6.8)%	(0.6)%